PREFERRED STOCK PURCHASE AGREEMENT

This Preferred Stock Purchase Agreement (this “Agreement”) is made as of May 4, 2018, by and among FUSION CONNECT, INC., f/k/a Fusion Telecommunications International, Inc., a Delaware corporation with its principal office at 420 Lexington Avenue, Suite 1718, New York, New York 10170 (the “Company”), and Holcombe T. Green, Jr.(the “Purchaser”).

Recitals

A.           The Company has authorized the sale and issuance of 15,000 shares (the “Shares” or “Securities”) of Series D Cumulative Preferred Stock of the Company, $0.01 par value per share (the “Preferred Stock”), to the Purchaser in a private placement (the “Offering”).

B.           The Company has created or will create the Preferred Stock by filing a Certificate of Designations and Preferences relating to the Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of Delaware (the “Secretary of State”) in substantially the form annexed hereto as Exhibit A, contemporaneously with this execution and delivery of this Agreement.

C.           Pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) promulgated thereunder, the Company desires to sell to the Purchaser, and the Purchaser desires to purchase from the Company, the Shares on the terms and subject to the conditions set forth in this Agreement.

Terms and Conditions

Now, therefore, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, the parties, intending to be legally bound, do hereby agree as follows:

1. Purchase of the Securities.

1.1 Agreement to Sell and Purchase. At the Closing (as hereinafter defined), the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company, the Shares for an aggregate purchase price of $14,700,000 (the “Purchase Price”) or $980.00 for each Share.

1.2 Closing; Closing Date. The completion of the sale and purchase of the Shares (the “Closing”) shall be held simultaneously with the execution of this Agreement, or at such other time as the Company and the Purchaser may agree (the “Closing Date”).

1.3 Delivery of the Shares. At the Closing, subject to the terms and conditions hereof, the Company will deliver to the Purchaser a stock certificate or certificates, in such denominations and registered in such name(s) as the Purchaser may designate by notice to the Company, representing the Securities, or at the Purchaser’s request, a statement or other written evidence that the Securities issuable to the Purchaser have been issued and are held in book entry form, in either case dated as of the Closing Date (each such certificate and each such book entry position are hereinafter referred to as a “Certificate”), against payment of the Purchase Price in cash in the form of a wire transfer, unless other means of payment shall have been agreed upon by the Purchaser and the Company.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser, after giving effect (unless otherwise specified below) to the consummation of the merger between Fusion BCHI Acquisition LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company, with Birch Communications Holdings, Inc. (“Birch”) and the transactions related thereto being consummated substantially simultaneously with this Offering (the “Merger”), and, as applicable, based in part on information relating to Birch and its direct and indirect subsidiaries as provided by Birch to the Company in connection with the Merger Agreement (as defined below) and subsequent thereto, and without making any representations or warranties as to any subsidiaries acquired as part of the Merger:

2.1 Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, has been taken. The Company has the requisite corporate power to enter into this Agreement and carry out and perform its obligations under this Agreement. At the Closing, the Company will have the requisite corporate power to issue and sell the Securities. This Agreement has been duly authorized, executed and delivered by the Company and, upon due execution and delivery by the Purchaser, this Agreement will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles.

2.2 No Conflict with Other Instruments. The execution, delivery and performance of this Agreement, the issuance and sale of the Securities to be sold by the Company hereunder and the consummation of the actions contemplated by this Agreement will not (A) result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice: (i) any provision of the Company’s charter documents as in effect on the date hereof or at the Closing (in each case, as amended to include the Certificate of Designations); (ii) any provision of any judgment, arbitration ruling, decree or order to which the Company or its subsidiaries are a party or by which they are bound; (iii) any bond, debenture, note or other evidence of indebtedness, or any lease, contract, mortgage, indenture, deed of trust, loan agreement, joint venture or other agreement, instrument or commitment to which the Company or any subsidiary is a party or by which they or their respective properties are bound; or (iv) any statute, rule, law or governmental regulation or order applicable to the Company or any of its subsidiaries, except, in the case of (ii), (iii) and (iv) above, as would not reasonably be expected to have a Material Adverse Effect (as hereinafter defined); or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the properties or assets of the Company or any subsidiary or any acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any subsidiary are a party or by which they are bound or to which any of the property or assets of the Company or any subsidiary is subject. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body is required for the execution and delivery of this Agreement by the Company and the valid issuance or sale of the Securities by the Company pursuant to this Agreement, other than such as have been made or obtained and that remain in full force and effect, and except for the filing of the Certificate of Designations or a Form D or any filings required to be made under state securities laws.

2.3 Certificate of Incorporation; Bylaws. The Company has made available to the Purchaser true, correct and complete copies of the Certificate of Incorporation and Bylaws of the Company, as in effect on the date hereof.

2.4 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company and each of its subsidiaries has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would not reasonably be expected to have a material adverse effect on its or its subsidiaries’ business, financial condition, properties, operations, prospects or assets or its ability to perform its obligations under this Agreement (a “Material Adverse Effect”).

2.5 SEC Filings; Financial Statements. As used herein, the “Company SEC Documents” means all reports, schedules, forms, statements and other documents filed or furnished, as applicable, by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, including the exhibits thereto and documents incorporated by reference therein. The Company has filed all SEC Documents as required on a timely basis and as of their respective filing dates during the 12 months preceding the date hereof; the Company SEC Documents since December 31, 2015 complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder; and none of these Company SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading. The consolidated financial statements contained in the Company SEC Documents since December 31, 2017: (i) complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except in the case of unaudited statements as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments; and (iii) fairly present the consolidated financial position of the Company and its subsidiaries as of the respective dates thereof and the consolidated results of operations cash flows and the changes in shareholders’ equity of the Company and its subsidiaries for the periods covered thereby.

2.6 Capitalization. The authorized capital stock of the Company, consists of (i) 150,000,000 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), of which (A) 76,583,701 shares were issued and outstanding as of the date of this Agreement, and (B) 8,526,403 shares were reserved for issuance upon the exercise or conversion, as the case may be, of outstanding options, warrants or other convertible securities as of the date of this Agreement, in each case, taking into account the reverse split of the Common Stock that was effected on the date hereof and acknowledging rounding adjustments for fractional split amounts; and (ii) 10,000,000 shares of preferred stock, of which 15,000 will be issued and outstanding as of the date of this Agreement (taking into effect this Offering). All issued and outstanding shares of capital stock have been duly authorized and validly issued, are fully paid and non-assessable, have been issued and sold in compliance with the registration requirements of the federal and state securities laws or the applicable statutes of limitation have expired, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except as set forth herein, in the Certificate of Designations or in the Company SEC Documents or contemplated by the Agreement and Plan of Merger (the “Merger Agreement”) relating to the Merger that is being consummated contemporaneously with this Offering, there are no (i) outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company or any subsidiary is a party and relating to the issuance or sale of any capital stock or convertible or exchangeable security of the Company or any subsidiary, other than 1,996,754 options granted to directors and employees of the Company and its subsidiaries pursuant to its 1998 Stock Option Plan, 2009 Stock Option Plan or the 2016 Equity Incentive Plan and 1,193,070 warrants that are issued and outstanding; or (ii) obligations of the Company to purchase redeem or otherwise acquire any of its outstanding capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except as disclosed in the Company SEC Documents and as contemplated by (i) the Merger Agreement, (ii) the Company’s announced agreement to acquire, through a merger, a specified target company (the “Acquisition Agreement”), and (iii) the Company’s common stock purchase agreement pursuant to which the Company will sell $5,000,000 of Common Stock contemporaneously with the closing of the Merger (the “Common Stock Purchase Agreement”), there are no anti-dilution or price adjustment provisions, co-sale rights, registration rights, rights of first refusal or other similar rights contained in the terms governing any outstanding security of the Company that will be triggered by the issuance of the Securities and no person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company (other than the rights which have been granted in connection with this Agreement, the Merger Agreement, the Acquisition Agreement and the Common Stock Purchase Agreement).

2.7 Subsidiaries. Except as contemplated by the Merger Agreement and except as set forth in the Company SEC Documents, the Company does not presently own or control, directly or indirectly, and has no stock or other interest as owner or principal in, any other corporation or partnership, joint venture, association or other business venture or entity (each a “subsidiary”). Each subsidiary is duly incorporated or organized, validly existing and, if applicable to the jurisdiction, in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite power and authority to carry on its business as now conducted. Each subsidiary is duly qualified to transact business and is in good standing in each jurisdiction, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. All of the outstanding capital stock or other securities of each subsidiary of the Company is owned, either directly or indirectly by the Company). Except for the liens granted under the terms of the First Lien Credit Facility (as defined below) and the Second Lien Credit Facility (as defined below), the capital stock or other securities of each US subsidiary of the Company is free and clear of any liens, claims or encumbrances.

2.8 Valid Issuance of Securities. The Securities are duly authorized and, when issued, sold and delivered and paid for in accordance with the terms hereof will be duly and validly authorized and issued, fully paid and non-assessable, free from all taxes, liens, claims, encumbrances and charges with respect to the issue thereof; provided, however, that the Securities will be subject to restrictions on transfer under state and/or federal securities laws or as otherwise set forth herein or in the Certificate of Designations. The issuance, sale and delivery of the Securities in accordance with the terms hereof will not be subject to preemptive rights of shareholders of the Company.

2.9 Offering. Assuming the accuracy of the representations of the Purchaser in Section 3.3 of this Agreement on the date hereof, the offer, issue and sale of the Securities are and will be exempt from the registration and prospectus delivery requirements of the Securities Act and have been or will be registered or qualified (or are or will be exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Securities to the Purchaser. Other than the Company SEC Documents, the Company has not distributed any offering materials in connection with the offering and sale of the Securities. The Company has not taken any action to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Securities within the provisions of Section 5 of the Securities Act, unless such offer, issuance or sale was or shall be within the exemptions of Section 4 of the Securities Act.

2.10 Litigation. Except as set forth in the Company SEC Documents or as set forth in Schedule 2.10, there is no litigation matter currently threatened against the Company or any of its subsidiaries that (a) if adversely determined would reasonably be expected to have a Material Adverse Effect or (b) would be required to be disclosed in the Company’s Annual Report on Form 10-K under the requirements of Item 103 of Regulation S-K. The foregoing includes, without limitation, any action, suit, proceeding or investigation, pending or threatened, that questions the validity of this Agreement or the right of the Company to enter into this Agreement and perform its obligations hereunder. Except as set forth in Schedule 2.10, neither the Company nor any subsidiary is subject to any injunction, judgment, decree or order of any court, regulatory body, arbitral panel, administrative agency, national securities exchange or other government body. To the Company’s knowledge, there is no proceeding or investigation by the Principal Market (as defined below) pending that could lead to a suspension of listing or trading of the Common Stock.

2.11 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company or any of its subsidiaries is required in connection with the consummation of the transactions contemplated by this Agreement, except for the filing of the Certificate of Designations and notices required or permitted to be filed with the Principal Market or certain state and federal securities commissions, which notices will be filed on a timely basis.

2.12 No Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by the Company, it being expressly acknowledged that any fees payable in connection with the consummation of the Merger substantially simultaneously with this Offering are not fees to any broker, finder, underwriter or placement agent for services in connection with this Offering.

2.13 Compliance. Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or Bylaws (or similar organizational documents). The Company and its subsidiaries, and their representatives, have been conducting their business in compliance with all applicable laws, rules and regulations of the jurisdictions in which they conduct business, including, without limitation, all applicable local, state and federal environmental laws and regulations, except where failure to be so in compliance would not have a Material Adverse Effect. Each of the Company and its subsidiaries has all necessary franchises, licenses, permits, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of the Company and its subsidiaries as currently conducted, except where the failure to currently possess such franchises, licenses, certificates and other authorizations would not reasonably be expected to have a Material Adverse Effect.

2.14 No Material Changes. Except as disclosed in the Company SEC Documents and except for the completion of the Merger and the entry by the Company into a $595 million first lien credit facilities (the “First Lien Credit Facility”) and the $85 million second lien credit facility (the “Second Lien Credit Facility”) and the various transactions contemplated by each of these credit facilities, since December 31, 2017, there has been no material adverse change in the assets, liabilities, business, properties, operations, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

2.15 Intellectual Property.

(a) The Company and each of its subsidiaries has ownership or license or legal right to use, or can acquire on reasonable terms, all patent, copyright, trade secret, know-how trademark, trade name customer lists, designs, manufacturing or other processes, computer software, systems, data compilation, research results or other proprietary rights used in the business of the Company or such subsidiary (collectively “Intellectual Property”), except as such failure to own, license, use or acquire would not result in a Material Adverse Effect.

(b) The Company and each of its subsidiaries has taken all reasonable steps required in accordance with sound business practice and business judgment to establish and preserve its ownership of all material Intellectual Property with respect to their products and technology.

(c) To the knowledge of the Company, the present business, activities and products of the Company and its subsidiaries do not infringe any intellectual property of any other person, except or where such infringement would not have a Material Adverse Effect. Except as set forth in Schedule 2.15(c), no proceeding charging the Company or any of its subsidiaries with infringement of any adversely held Intellectual Property is currently pending. To the knowledge of the Company, no other person is infringing any rights of the Company or its subsidiaries to the Intellectual Property.

(d) Except as set forth in Schedule 2.15(c), no proceedings are pending or, to the knowledge of the Company, threatened, which challenge the rights of the Company or any of its subsidiaries to the use of the Intellectual Property. To the knowledge of the Company, the Company and each of its subsidiaries has the right to use, free and clear of material claims or rights of other persons, all of its customer lists, designs, computer software, systems, data compilations, and other information that are required for its products or its business as presently conducted. To the knowledge of the Company, neither the Company nor any of its subsidiaries is making unauthorized use of any confidential information or trade secrets of any person. The activities of any of the employees on behalf of the Company or of any of its subsidiaries do not violate any agreements or arrangements between such employees and third parties related to confidential information or trade secrets of third parties or that restrict any such employee’s engagement in business activity of any nature.

(e) All material licenses or other agreements under which (i) the Company or any subsidiary employs rights in Intellectual Property, or (ii) the Company or any subsidiary has granted rights to others in Intellectual Property owned or licensed by the Company or any subsidiary are in full force and effect, and there is no default (and there exists no condition which, with the passage of time or otherwise, would constitute a default by the Company or such subsidiary) by the Company or any subsidiary of the Company with respect thereto.

2.16 Accountants. EisnerAmper LLP, who expressed their opinion with respect to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, have advised the Company that they are, and to the knowledge of the Company they are, independent accountants as required by the Securities Act and the rules and regulations promulgated thereunder.

2.17 Taxes. The Company and each of its subsidiaries has filed all federal, state, local and foreign income and franchise tax returns and has paid all taxes shown as due thereon (except where the failure to file would not have a Material Adverse Effect). The Company has set aside on its books adequate provisions for payments of taxes as of its reporting period.

2.18 Insurance. The Company and each of its subsidiaries maintains and will continue to maintain insurance of the types and in the amounts that the Company reasonably believes is adequate for its business, including, but not limited to, insurance covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

2.19 Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Securities hereunder will be, or will have been, fully paid or provided for by the Company and the Company will have complied with all laws imposing such taxes.

2.20 Investment Company. The Company (including its subsidiaries) is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940 and will not be deemed an “investment company” as a result of the transactions contemplated by this Agreement.

2.21 Related Party Transactions. To the knowledge of the Company, no transaction has occurred between or among the Company or any of its affiliates (including, without limitation, any of its subsidiaries), officers or directors or any affiliate or affiliates of any such affiliate, officer or director that with the passage of time will be required to be disclosed pursuant to Section 13, 14 or 15(d) of the Exchange Act other than those transactions that have already been so disclosed in the SEC Documents and those transactions that are in connection with, or contemplated by, the Merger, the First Lien Credit Facility and the Second Lien Credit Facility (including the sale of Shares hereunder).

2.22 Books and Records. The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the operations of, the Company and its subsidiaries.

2.23 Disclosure Controls and Internal Controls.

(a) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; and (ii) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures as of the end of the period covered by the Company’s most recent annual or quarterly report filed with the SEC.

(b) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. The Company is not aware of (i) any significant deficiency or material weakness in the design or operation of its internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s or any of its subsidiary’s internal controls.

(c) Except as described in the Company SEC Documents, there are no material off-balance sheet arrangements (as defined in Item 303 of Regulation S-K), or any other relationships with unconsolidated entities (in which the Company or its control persons have an equity interest) that may have a material current or future effect on the Company’s or any of its/subsidiary’s financial condition, revenues or expenses, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

2.24 No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offer or sale of the Securities.

2.25 Foreign Corrupt Practices. Neither the Company nor any of its subsidiaries nor any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

2.26 Sarbanes-Oxley Act. The Company is in compliance in all material respects with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

2.27 Employee Relations. Neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement. The Company reasonably believes that its and its subsidiaries’ relations with its employees are good. Other than as disclosed in the Company’s Form 14F-1 filed with the SEC, no executive officer of the Company (as defined in Rule 501(f) of the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. To the knowledge of the Company, no executive officer of the Company is, or is expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters. The Company and each of its subsidiaries is in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

2.28 Disclosure of Information. The Company confirms that, to its knowledge, with the exception of the proposed sale of Securities as contemplated herein (as to which the Company makes no representation under this Section 2.28) and information provided with respect to the Merger, the Acquisition Agreement, the Common Stock Purchase Agreement, the First Lien Credit Facility and the Second Lien Credit Facility, neither it nor any other person acting on its behalf has provided the Purchaser or its agents or counsel with any information that constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company. All disclosures provided to the Purchaser regarding the Company, its business and the transactions noted in this Section 2.28 furnished by the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

2.29 Forward-Looking Information. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) made by the Company or any of its officers or directors contained in the SEC Documents, or made available to the public generally since December 31, 2017, has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

2.30 No “Bad Actor” Disqualification. The Company has exercised reasonable care, in accordance with SEC rules and guidance, and has conducted a factual inquiry, the nature and scope of which reflect reasonable care under the relevant facts and circumstances, to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (“Disqualification Events”). To the Company’s knowledge, after conducting such sufficiently diligent factual inquiries, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including the Company; any predecessor or affiliate of the Company; any director, executive officer, other officer participating in the offering, general partner or managing member of the Company; any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of the sale of the Securities; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Securities (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor.

3. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows:

3.1 Legal Power. The Purchaser has the requisite power and authority to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement. All action on the Purchaser’s part required for the lawful execution and delivery of this Agreement have been or will be effectively taken prior to the Closing.

3.2 Due Execution. This Agreement has been duly authorized, executed and delivered by the Purchaser, and, upon due execution and delivery by the Company, this Agreement will be a valid and binding agreement of the Purchaser, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles.

3.3 Investment Representations. In connection with the sale and issuance of the Securities, the Purchaser makes the following representations:

(a) Investment for Own Account. The Purchaser is acquiring the Securities for its own account, not as nominee or agent, and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act; provided, however, that by making the representations herein, the Purchaser does not agree to hold any of the Securities for any minimum or specific term and reserves the right to dispose of the securities at any time in accordance with or pursuant to a registration statement or an exemption from the registration requirements of the Securities Act.

(b) Transfer Restrictions; Legends. The Purchaser understands that (i) the Securities have not been registered under the Securities Act; (ii) the Securities are being offered and sold pursuant to an exemption from registration, based in part upon the Company’s reliance upon the statements and representations made by the Purchaser in this Agreement, and that the Securities must be held by the Purchaser indefinitely, and that the Purchaser must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration; (iii) each Certificate representing Securities will be endorsed or notated with substantially the following legend until the date the Shares are eligible for sale without restriction or limitation under Rule 144 under the Securities Act or any successor rule (“Rule 144”):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. UNLESS SOLD PURSUANT TO EITHER AN EFFECTIVE REGISTRATION STATEMENT OR RULE 144 UNDER THE SECURITIES ACT, THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

(iv) the Company will instruct any transfer agent not to register the transfer of the Securities (or any portion thereof) until the applicable date set forth in clause (iii) above unless (A) the conditions specified in the foregoing legends are satisfied, (B) if the opinion of counsel referred to above is to the further effect that such legend is not required in order to establish compliance with any provisions of the Securities Act or this Agreement, (C) if the Purchaser provides the Company with reasonable assurance, such as through a representation letter, that the Securities may be sold pursuant to Rule 144 under the Securities Act, or (D) other reasonably satisfactory assurances of such nature are given to the Company. If so required by the Company’s transfer agent, the Company shall cause its counsel to issue and deliver a legal opinion to the transfer agent to effect the removal of the restrictive legend contemplated by this Agreement.

The Company acknowledges and agrees that the Purchaser may from time to time pledge, and/or grant a security interest in some or all of the Securities pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, the Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer shall not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Purchaser transferee of the pledge. No notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

Certificates evidencing the Shares shall not contain any restrictive legend (including the legend set forth in this Section): (i) following a resale of the Shares under an effective registration statement covering the Shares, or (ii) following a sale of such Shares pursuant to Rule 144, or (iii) while such Shares are eligible for sale under Rule 144 and, with respect to the Shares, the Purchaser is not and has not been for three months an affiliate of the Company (as such term is defined in Rule 144(a)(1)) and such Shares have been held for one year or more pursuant to the requirements of Rule 144 and any other requirements under Rule 144 have been satisfied at such time, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the SEC). Following such time as restrictive legends are not required to be placed on Certificates representing Shares, the Company will, no later than three business days following the delivery by the Purchaser to the Company or the Company’s transfer agent of a Certificate representing Shares containing a restrictive legend and such other documentation and representations as the Company, its legal counsel or any transfer agent may reasonably request to confirm compliance with the preceding sentence as applicable (provided, however, that neither the Company nor its legal counsel will require a legal opinion in connection with any sale pursuant to Rule 144), deliver or cause to be delivered to the Purchaser a Certificate representing such Shares that is free from all restrictive legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

The Purchaser agrees that the removal of the restrictive legend from Certificates representing Shares as set forth in this Section 3.3(b) is predicated upon the Company’s reliance that the Purchaser will sell any Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

(c) Financial Sophistication; Due Diligence. The Purchaser has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in connection with the transactions contemplated in this Agreement. The Purchaser has, in connection with its decision to purchase the Securities, relied only upon the representations and warranties contained herein and the information contained in the Company SEC Documents. Further, the Purchaser has had such opportunity to obtain additional information and to ask questions of, and receive answers from, the Company, concerning the terms and conditions of the investment and the business and affairs of the Company, as the Purchaser considers necessary in order to form an investment decision.

(d) Accredited Investor Status. The Purchaser is an “accredited investor” as such term is defined in Rule 501(a) of the rules and regulations promulgated under the Securities Act.

(e) Residency. The Purchaser is organized under the laws of the jurisdiction set forth beneath the Purchaser’s name on the signature page attached hereto, and its principal place of operations is in the state set forth beneath the Purchaser’s name on the signature page attached hereto.

(f) General Solicitation. The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over the television or radio or presented at any seminar or any other general solicitation or general advertisement.

3.4 No Investment, Tax or Legal Advice. The Purchaser understands that nothing in the Company SEC Documents, this Agreement, or any other materials presented to the Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Securities.

3.5 Additional Acknowledgement. The Purchaser acknowledges that it has independently evaluated the merits of the transactions contemplated by this Agreement, that it has independently determined to enter into the transactions

4. Conditions to Closing.

4.1 Conditions to Obligations of Purchaser at Closing. The Purchaser’s obligation to purchase the Securities at the Closing is subject to the fulfillment, on or prior to the Closing, of all of the following conditions, any of which may be waived by the Purchaser:

(a) Representations and Warranties True; Performance of Obligations. The representations and warranties made by the Company in Section 2 shall be true and correct in all material respects (or, where the representation and warranty itself is qualified by materiality, it shall be true and correct in all respects) on the Closing Date with the same force and effect as if they had been made on and as of said date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be so true and correct as of such earlier date), and the Company shall have performed and complied with all obligations and conditions herein required to be performed or complied with by it on or prior to the Closing, including, but not limited to, those obligations and conditions set forth in Sections 4.1(c), 4.1(f), 4.1(g), 4.1(h), and 4.1(i), and if the Closing date is subsequent to the date hereof, a certificate duly executed by an officer of the Company, to the effect of the foregoing, shall be delivered to the Purchaser. The delivery of such certificate shall evidence the satisfaction of the conditions set forth in this Section 4.1.

(b) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to counsel to the Purchaser, and counsel to the Purchaser shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request. The Company shall have delivered (or caused to have been delivered) to the Purchaser, the Certificate(s) required by this Agreement.

(c) Qualifications, Legal Investment. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Securities shall have been duly obtained and shall be effective on and as of the Closing. No stop order or other order enjoining the sale of the Securities shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of the Company, threatened by the SEC, or any commissioner of corporations or similar officer of any state having jurisdiction over this transaction. At the time of the Closing, the sale and issuance of the Securities shall be legally permitted by all laws and regulations to which the Company is subject. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction will have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d) Execution of Agreement. The Company shall have executed this Agreement and have delivered this Agreement to the Purchaser.

(e) Certificate of Designations. The Certificate of Designations shall have been filed with the Secretary of State.

(f) Payment of Closing Fee. The Company shall have delivered to the Purchaser a closing fee of $200,000, payable by offsetting such amount from the Purchase Price.

(g) Market Listing. The Company will comply with all of the requirements of the Financial Industry Regulatory Authority, Inc. and the Nasdaq Stock Market with respect to the issuance of the Securities.

(h) Blue Sky. The Company shall have obtained all necessary “blue sky” law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Securities.

(i) Material Adverse Change. Since the date of this Agreement, there shall not have occurred any event which results in a Material Adverse Effect.

(j) Merger. The Merger and the transactions related thereto shall be consummated in accordance with the Merger Agreement, including the financings contemplated by the First Lien Credit Facility and the Second Lien Credit Facility, contemporaneously with the Offering.

4.2 Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Securities at the Closing is subject to the fulfillment, on or prior to the Closing, of the following conditions, any of which may be waived by the Company:

(a) Representations and Warranties True. The representations and warranties made by the Purchaser in Section 3 shall be true and correct in all material respects (or, where the representation and warranty itself is qualified by materiality, it shall be true and correct in all respects) on the Closing Date with the same force and effect as if they had been made on and as of said date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be so true and correct as of such earlier date).

(b) Performance of Obligations. The Purchaser shall have performed and complied with all agreements and conditions herein required to be performed or complied with by them on or before the Closing. The Purchaser shall have delivered the Purchase Price, by wire transfer, to the account designated by the Company for such purpose.

(c) Qualifications, Legal Investment. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Securities shall have been duly obtained and shall be effective on and as of the Closing. No stop order or other order enjoining the sale of the Securities shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of the Company, threatened by the SEC, or any commissioner of corporations or similar officer of any state having jurisdiction over this transaction. At the time of the Closing, the sale and issuance of the Securities shall be legally permitted by all laws and regulations to which the Company is subject. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction will have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d) Execution of Agreement. The Purchaser shall have executed this Agreement and delivered this Agreement to the Company.

(e) Merger. The Merger and the transactions related thereto shall be consummated in accordance with the Merger Agreement, including the financings contemplated by the First Lien Credit Facility and the Second Lien Credit Facility, contemporaneously with the Offering.

4.3 Termination of Obligations to Effect Closing; Effect.

(a) Termination. The obligations of the Company, on the one hand, and the Purchaser, on the other hand, to effect the Closing shall terminate as follows:

(i) Upon the mutual written consent of the Company and the Purchaser;

(ii) By the Company if any of the conditions set forth in Section 4.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

(iii) By the Purchaser if any of the conditions set forth in Section 4.1 shall have become incapable of fulfillment, and shall not have been waived by the Purchaser; or

(iv) By either the Company or the Purchaser if the Closing has not occurred on or prior to May 15, 2018; provided, however, that, in the case of clause (iii) above and clause (iv) with respect to the Company, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants, or agreements contained in this Agreement if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

(b) Effect of Termination. Nothing in this Section 4.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

5. Additional Covenants.

5.1 Reporting Status. With a view to making available to the Purchaser the benefits of certain rules and regulations of the SEC which may permit the sale of the Shares to the public without registration, the Company agrees to use its reasonable best efforts to file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act. The Company will otherwise take such further action as the Purchaser may reasonably request, all to the extent required from time to time, to enable the Purchaser to sell the Shares without registration under the Securities Act or any successor rule or regulation adopted by the SEC.

5.2 Protection of Exemptions. The Company will not, for a period of six months following the Closing Date offer for sale or sell any securities unless, in the opinion of the Company’s counsel, such offer or sale does not jeopardize the availability of exemptions from the registration and qualification requirements under applicable securities laws with respect to the Offering. Except for the issuance of stock options under the Company’s stock option plans, the issuance of common stock upon exercise of outstanding options and warrants, the issuance of common stock purchase warrants, the issuance of Common Stock pursuant to the Merger Agreement or the Acquisition Agreement, the Common Stock Purchase Agreement, the Company’s public offering of Common Stock consummated on February 5, 2018 and the offering contemplated hereby, the Company has not engaged in any offering of equity securities during the six (6) months prior to the date of this Agreement. The foregoing provisions of this Section 5.2 shall not prevent the Company from filing a “shelf” registration statement pursuant to Rule 415 under the Securities Act, but the foregoing provisions shall apply to any sale of securities thereunder.

5.3 Form D and State Securities Filings. The Company will file with the SEC a Notice of Sale of Securities on Form D with respect to the Securities, as required under Regulation D under the Securities Act, no later than 15 days after the Closing Date. The Company will promptly and timely file all documents and pay all filing fees required by any states’ securities laws in connection with the sale of Securities.

5.4 Resale Registration. The Company will file with the SEC the resale registration statement (the “Resale Registration Statement”) required in connection with the registration rights agreement being entered into between the Company and Birch pursuant to the Merger Agreement no later than five (5) business days after the Closing; provided, that such timing shall be subject to the Company’s receipt of documents and information required for filing the Resale Registration Statement that are out of the Company’s reasonable control on a timely basis prior to such deadline, including, but not limited to, descriptive and other information about Birch and its business and operations, risk factors relating to Birch’s business and operations, input to the “Plan of Distribution” section of the Resale Registration Statement, the consent of the auditor of Birch’s financial statement, and financial statements of Birch required to be filed with or incorporated by reference into the Resale Registration Statement (including pro forma financial statements of Birch and Fusion on a consolidated basis). To the extent any such document or information is not available, and out of the Company’s reasonable control, the Company will use its reasonable best efforts to obtain such documents and information and file the Resale Registration Statement, as promptly as possible.

6. Miscellaneous.

6.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the choice of law provisions thereof, and the federal laws of the United States.

6.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto. Notwithstanding the foregoing, the Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser.

6.3 Entire Agreement. This Agreement and the exhibits hereto, and the other documents delivered pursuant hereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.4 Severability. In the event any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

6.5 Amendment and Waiver. Except as otherwise provided herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and the Purchaser. Any amendment or waiver effected in accordance with this Section 6.5 shall be binding upon each future holder of any of the Securities purchased under this Agreement and the Company.

6.6 Fees and Expenses. Except as otherwise set forth herein, the Company and the Purchaser shall bear their own expenses and legal fees incurred on their behalf with respect to this Agreement and the transactions contemplated hereby. Each party hereby agrees to indemnify and to hold harmless of and from any liability the other party for any commission or compensation in the nature of a finder’s fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which such indemnifying party or any of its employees or representatives are responsible.

6.7 Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be delivered, if within the United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be addressed as follows, or to such other address or addresses as may have been furnished in writing by a party to another party pursuant to this paragraph:

●
if to the Company, to the address of the Company’s principal office set forth on the first page of this Agreement, Attention: James P. Prenetta, Jr., EVP and General Counsel, e-mail: jprenetta@fusionconnect.com with a copy to (which shall not constitute notice to the Company) Kelley Drye & Warren LLP, 101 Park Avenue, New York, New York 10178, Attention: Carol Weiss Sherman, e-mail: csherman@kelleydrye.com and

●
if to the Purchaser, at its address on the signature page to this Agreement.

6.8 Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein shall survive the execution of this Agreement, the delivery to the Purchaser of the Securities being purchased and the payment therefor, and a party’s reliance on such representations and warranties shall not be affected by any investigation made by such party or any information developed thereby.

6.9 Counterparts. This Agreement may be executed by pdf signature and in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

6.10 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

[The Remainder of this Page is Blank; Signature Pages Follow]

In witness whereof, the foregoing Preferred Stock Purchase Agreement is hereby executed as of the date first above written.

FUSION CONNECT, INC.

By:	/s/ James P. Prenetta, Jr.
Name:	James P. Prenetta, Jr.
Title:	Executive Vice President and General Counsel

In witness whereof, the foregoing Preferred Stock Purchase Agreement is hereby executed as of the date first above written.

Holcombe T. Green, Jr.
Name of Investor

By:	/s/ Holcombe T. Green, Jr.
Name:
Title:

Tax Identification No.:

Jurisdiction of Organization:	Georgia

Jurisdiction of Principal Place of Operations:
Georgia

Address for Notice:
3060 Peachtree Rd., N.W.
Suite 1065
Atlanta, Georgia 30305
Attention: Holcombe T. Green, Jr.

Exhibit A

Certificate of Designations of the Series D Cumulative Preferred Stock

(attached)

FUSION CONNECT, INC.

CERTIFICATE OF

DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES D CUMULATIVE PREFERRED STOCK

Pursuant to Section 151 of the Delaware General Corporation Law and Article IV of the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) of Fusion Connect, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), the Corporation hereby certifies that the following resolution was duly adopted by the board of directors of the Corporation (the “Board”) effective as of May [●], 2018, pursuant to the authority conferred upon the Board by the Certificate of Incorporation, which authorizes the issuance of up to 10,000,000 shares of preferred stock, par value $0.01 per share:

RESOLVED, that the designation of 100,000 shares of a new series of preferred stock of the Corporation, designated as the Series D Cumulative Preferred Stock, out of the authorized and unissued shares of preferred stock, par value $0.01 per share, of the Corporation, with the rights and preferences set forth herein, be, and hereby is, approved:

I.
Designation and Amount

Of the 10,000,000 shares of preferred stock authorized pursuant to Article IV of the Certificate of Incorporation, 100,000 are hereby designated as Series D Cumulative Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”). Each share of Series D Preferred Stock shall have a stated value of $1,000 per share (the “Stated Value”). Subject to Article IV, such number of shares may be increased or decreased by resolution of the Board and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction or increase has been so authorized; provided, however, that no decrease will reduce the number of shares of Series D Preferred Stock to a number less than the number of shares then outstanding, plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series D Preferred Stock.

II.
Dividends

Dividends on each share of Series D Preferred Stock shall accrue on a monthly basis at the rate of 12% per annum of the sum of the Stated Value plus all accumulated and unpaid dividends thereon from and including the date of issuance of such share to and including the date on which the Stated Value of such share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with a Liquidation Event (as defined herein) or the redemption of such share by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. All accrued and unpaid dividends on each share of Series D Preferred Stock shall be paid, at the option of the Corporation, in cash or in kind with shares of Series D Preferred Stock on the last business day of each calendar month; provided that dividends may only be paid in cash after all obligations of the Corporation and its subsidiaries under each of the New Credit Facilities (excluding contingent obligations as to which no claim has been made) have been paid in full in cash, all commitments to extend credit thereunder have been terminated and no letter of credit shall be outstanding thereunder. For purposes of dividends paid in kind, (i) the number of shares of Series D Preferred Stock payable in respect thereof shall be determined using a per share price of $1,000 (adjusted appropriately for stock splits, stock dividends, recapitalizations, consolidations, mergers and the like with respect to the Series D Preferred Stock) and (ii) in lieu of a fractional share of Series D Preferred Stock as a dividend, the Corporation shall issue a whole share of Series D Preferred Stock (rounded up to the nearest whole share).

III.
Liquidation

(a) Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary) (a “Liquidation Event”), each holder of Series D Preferred Stock shall be entitled to be paid, before any distribution or payment is made upon any shares of Common Stock or other Junior Stock, an amount in cash equal to the aggregate Stated Value of all shares of Series D Preferred Stock held by such holder (plus all accrued and unpaid dividends thereon), and the holders of Series D Preferred Stock shall thereafter not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation’s assets to be distributed among the holders of the Series D Preferred Stock are insufficient to permit payment to such holders of the aggregate amount that they are entitled to be paid under this Article III, then the assets available to be distributed to the holders of Series D Preferred Stock shall be distributed pro rata among such holders based upon the aggregate Stated Value (plus all accrued and unpaid dividends) of the Series D Preferred Stock held by each such holder.

(b) For purposes of this Article III, a “Liquidation Event” shall be deemed to include, (i) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions to which the Corporation is party (including, without limitation, any stock transaction, reorganization, merger or consolidation) other than a transaction or series of related transactions in which the holders of the voting securities of the Corporation outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, as a result of shares in the Corporation held by such holders prior to such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Corporation or such other surviving or resulting entity (or if the Corporation or such other surviving or resulting entity is a wholly-owned subsidiary immediately following such acquisition, its parent); and (ii) a sale, lease or other disposition of all or substantially all of the assets of the Corporation and its subsidiaries taken as a whole by means of any transaction or series of related transactions, except where such sale, lease or other disposition is to a wholly-owned subsidiary of the Corporation.

IV.
Redemptions

(a) The Corporation may at any time and from time to time, on a pro rata basis, but only after the payment in full in cash of the Deferred Fees, redeem all or any portion of the shares of Series D Preferred Stock then outstanding. Upon any such redemption, the Corporation shall pay a price per share equal to the Stated Value thereof (plus all accrued and unpaid dividends thereon). Such redemption shall take place on a date fixed by the Corporation.

(b) At any time after the date that the first share of Series D Preferred Stock is issued and at such time as any share of Series D Preferred Stock is issued and outstanding, but only after the payment in full in cash of the Deferred Fees, upon the sale by the Corporation of any of its equity securities for cash, the Corporation shall use the net cash proceeds of such sale to redeem all the shares of Series D Preferred Stock then issued and outstanding or, if such proceeds are less than the amount required to redeem all such issued and outstanding shares of Series D Preferred Stock, the maximum amount of shares of Series D Preferred Stock that can be redeemed using such proceeds, in each case, at a price per share equal to the Stated Value thereof (plus all accrued and unpaid dividends thereon).

(c) The Corporation shall provide written notice of each redemption of shares of Series D Preferred Stock to each record holder thereof not more than 30 nor less than five days prior to the date on which such redemption is to be made.

(d) If less than all the shares of Series D Preferred Stock are to be redeemed, the number of shares of Series D Preferred Stock to be redeemed from each holder thereof shall be the number of shares determined by multiplying the total number of shares of Series D Preferred Stock to be redeemed by a fraction, the numerator of which shall be the total number of shares of Series D Preferred Stock then held by such holder and the denominator of which shall be the total number of shares of Series D Preferred Stock then outstanding.

V.
Voting Rights

Except as otherwise provided by law or under Article VI hereof, holders of shares of Series D Preferred Stock will have no voting rights.

VI.
Certain Restrictions

(a) Whenever dividends payable on the Series D Preferred Stock are in arrears, thereafter and until all accrued and unpaid dividends, whether or not declared, on shares of Series D Preferred Stock outstanding have been paid in full, the Corporation will not, without the written consent of holders of a majority of the then issued and outstanding shares of Series D Preferred Stock:

(i) declare or pay dividends, or make any other distributions, on any shares of Junior Stock (either as to dividends or upon a Liquidation Event);

(ii) declare or pay dividends, or make any other distributions, on any shares of stock of the Corporation ranking pari passu (either as to dividends or upon a Liquidation Event) with the shares of Series D Preferred Stock;

(iii) redeem, purchase or otherwise acquire for consideration shares of any Junior Stock; or

(iv) redeem, purchase or otherwise acquire for consideration any shares of stock of the Corporation ranking pari passu with the shares of Series D Preferred Stock.

(b) The Corporation will not, without the prior written consent of holders of a majority of the then issued and outstanding shares of Series D Preferred Stock:

(i) amend, alter or repeal the rights, preferences or privileges of the Series D Preferred Stock (including by way of amendment of the Certificate of Incorporation or this Certificate of Designation, including in connection with a merger);

(ii) increase or decrease the authorized number of shares of the Series D Preferred Stock;

(iii) authorize, create (by reclassification or otherwise) or issue shares of any class or series of equity securities of the Corporation that is senior or pari passu to the Series D Preferred Stock;

(iv) take any action that results in the redemption of any shares of Common Stock or other equity securities of the Corporation, other than the outstanding shares of Series D Preferred Stock;

(v) issue additional shares of Series D Preferred Stock (except in respect of in kind dividends or distributions pursuant to this Certificate of Designation);

(vi) authorize, enter into an agreement with respect to, or effect any Liquidation Event that does not result in the redemption in full of the Series D Preferred Stock pursuant to the terms of this Certificate of Designation;

(vii) amend or waive any provision of the Certificate of Incorporation, the bylaws of the Corporation or this Certificate of Designation in a manner that is adverse in any respect to the holders of the Series D Preferred Stock; or

(viii) enter into any commitment to do any of the foregoing.

VII.
Reacquired Shares

Any shares of Series D Preferred Stock redeemed or otherwise acquired by the Corporation in any manner whatsoever will be retired and canceled promptly after the acquisition thereof. All such shares will upon their cancellation become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other preferred stock Certificate of Designation creating a series of preferred stock or any similar stock or as otherwise required by law.

VIII.
Rank

The Series D Preferred Stock ranks, with respect to the payment of dividends and the distribution of assets, junior to all other series of the Corporation’s preferred stock existing on the date that the first share of Series D Preferred Stock is issued.

IX.
Definitions

For purposes hereof, the following terms will have the following meanings:

“Deferred Fees” means $4.0 million in aggregate of fees that are (i) owed by the Corporation to Goldman Sachs Lending Partners LLC in connection with the New Credit Facilities and/or (ii) owed by BCHI to Moelis & Company in connection with financial advisory services provided by it to BCHI in connection with the Merger Agreement.

“Junior Stock” shall mean the Common Stock and any other class or series of stock of the Corporation ranking junior to the Series D Preferred Stock in respect of the right to receive dividends and distributions or in respect of the right to receive assets upon the liquidation, dissolution or winding up of the Corporation.

“Merger Agreement” shall mean the Agreement and Plan of Merger, dated August 26, 2017, as amended, by and among the Corporation, Fusion BCHI Acquisition LLC, a wholly-owned subsidiary of the Corporation (“BCHI”), and Birch Communications Holdings, Inc.

“New Credit Facilities” shall mean the First Lien Credit and Guaranty Agreement and the Second Lien Credit and Guaranty Agreement, each dated as of the date hereof, among the Corporation, as borrower, certain subsidiaries of the Corporation party thereto, as guarantor subsidiaries, the lenders party thereto and Wilmington Trust, National Association, as administrative agent and collateral agent.

“Senior Stock” shall mean any class or series of stock of the Corporation issued after the date on which the first share of Series D Preferred Stock is issued ranking senior to the Series D Preferred Stock in respect of the right to receive dividends and distributions and in respect of the right to receive assets upon the liquidation, dissolution or winding up of the affairs of the Corporation.

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IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its Executive Vice President and General Counsel this ___ day of May 2018.

FUSION CONNECT, INC. By: Name: James P. Prenetta, Jr. Title: Executive Vice President and General Counsel